Exhibit 99.1
Harte Hanks Reports Third Quarter 2025 Results
Highlights Strong Pipeline Replenishment and Momentum with New Samsung Partnership
Chelmsford, Massachusetts – November 10, 2025 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the third quarter ended September 30, 2025.
Third Quarter Highlights
•Revenue: $39.5 million compared to $47.6 million in Q3 2024, reflecting timing and program transitions across legacy customer contracts.
•Operating Expenses: $39.0 million, down 14.7% year over year, driven by continued cost improvements under management's strategic realignment to offset revenue decline. Operating expenses in Q3 2024 were $45.7 million.
•Net Loss: $2.3 million (or $0.31 per diluted share) versus net income of $0.1 million ($0.02 per diluted share) in Q3 2024.
•EBITDA: approximately $1.7 million, with Adjusted EBITDA, excluding stock-based compensation, severance and restructuring costs, totaling $2.4 million. By comparison, EBITDA in Q3 2024 was $2.9 million, and Adjusted EBITDA was $4.1 million.
•Cash & Liquidity: $6.5 million in cash and cash equivalents; zero debt outstanding; up to $24 million available under the Company’s credit facility.
•Working Capital: $15.7 million in positive working capital for operations.
•Credit Facility Extended: The Company amended its credit facility with Texas Capital Bank on June 24, 2025, extending maturity to June 30, 2028 and adding an accordion feature that allows the Company to seek up to a $10 million increase in capacity under the current credit line.
Year-to-Date 2025 Results
•Revenue: $119.7 million versus $138.1 million for the same period in 2024.
•Operating Expenses: $119.2 million down from $134.5 million in 2024.
•Net Loss: $3.0 million ($0.41 per diluted share) versus $27.9 million in 2024 ($3.83 per diluted share, which included a one-time $37.5 million pension termination charge).
Management Commentary
“We’re encouraged by the momentum of our Customer Care segment, where the opening of our new Greenville, South Carolina facility with Samsung Electronics America marks a significant step forward in replenishing our pipeline with blue-chip, scalable programs,“ said David Fisher, President. “This engagement exemplifies the higher-value partnerships we’re targeting combining technology-enabled service delivery with a ‘more human’ approach to customer experience. With additional late-stage opportunities nearing conversion, we expect these wins to contribute to sequential improvement in Q4 and beyond.”
David Garrison, Chief Financial Officer, added, “Our extended credit facility and cost discipline efforts provide flexibility to navigate program turnover from a position of strength. We expect Q4 to reflect the benefit of new business and client expansions now progressing through implementation. We remain focused on driving long-term margin improvement and prudent capital allocation to enhance shareholder value.”

Exhibit 99.1
Segment Highlights
•Customer Care (approx. 29% of Total Revenue): Third quarter segment revenues were $11.6 million, representing a modest sequential decline of 2.5% from the prior quarter, and an 11.6% decline from $13.1 million in Q3 2024. Segment EBITDA was approximately $1.1 million in Q3 2025 compared to $2.5 million in the same period of the prior year. The segment remains profitable and well positioned with expanding opportunities from strategic clients and new programs in development. Subject to customary seasonality, we expect steady revenue in Q4 2025 and sequential improvement throughout 2026
•Marketing Services (22% of Total Revenue): Third quarter segment revenues were $8.8 million, reflecting a sequential increase of 1.9% from the prior quarter, and a 33.4% decline from $13.3 million in Q3 2024. Segment EBITDA was approximately $1.8 million in Q3 2025 compared to $2.8 million in the same period of the prior year. Although year-over-year results were affected by industry-wide marketing budget discipline, the segment remains profitable and is benefiting from strategic account realignments to initiate growth in 2026.
•Fulfillment & Logistics Services (49% of Total Revenue): Third quarter segment revenues were $19.1 million, reflecting a sequential increase of 5.6% from the prior quarter, and a 10.2% decrease from $21.3 million in Q3 2024. Segment EBITDA was $2.3 million in Q3 2025 compared to $1.3 million in the same period of the prior year. While revenues were lower than Q3 2024 due to completion of certain customer projects, the segment remains resilient, supported by ongoing operational efficiencies, disciplined pricing strategies, and a pipeline of new and expanding customer opportunities.
Outlook
Harte Hanks continues to expect positive EBITDA for full-year 2025, supported by ongoing cost reductions and operational efficiencies under management-driven initiatives. The Company is actively working to replenish the pipeline with new client opportunities and expansions, with management expecting fourth-quarter results to begin reflecting initial progress as the business development pipeline converts in Customer Care and Fulfillment.
The recently announced partnership with Samsung Electronics America, serviced through Harte Hanks’ new Greenville, South Carolina facility, represents an early tangible milestone in this strategy, illustrating how operational discipline and targeted investment in high-quality client relationships are fueling the next stage of growth.
Balance Sheet and Liquidity
Harte Hanks ended the third quarter with $6.5 million in cash and cash equivalents and $24.0 million of capacity on its credit line. The Company has no outstanding debt as of September 30, 2025. The Company’s continued strong cash position and ability to borrow underscore its strong financial foundation and provide meaningful opportunities for the Company to invest in growth, innovation, and shareholder value initiatives in Q4 and beyond.
About Harte Hanks
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
With a legacy spanning over a century, Harte Hanks delivers integrated solutions across Customer Care, Fulfillment & Logistics, and Marketing Services, leveraging deep vertical expertise, a global footprint, and proprietary platforms to create enduring value for leading brands. Clients include GlaxoSmithKline, Unilever, Samsung, Pfizer, HBO Max, Volvo, Ford, FedEx, Midea, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has approximately 2,200 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.

Exhibit 99.1
Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (v) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 which was filed on March 17, 2025. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation, severance, and restructuring. The most directly comparable measure for this non-GAAP financial measure is Operating Income.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income adjusted to exclude income tax expense, other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation, severance, and restructuring. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

Exhibit 99.1
The use of non-GAAP measures does not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
David Garrison
Investor.Relations@hartehanks.com

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
In thousands, except per share amounts	2025	2024	2025	2024
Revenue	$39,520	$47,630	$119,712	$138,113
Operating expenses
Labor	20,382	24,176	59,626	70,343
Production and distribution	11,724	14,421	38,181	41,850
Advertising, selling, general and administrative	5,149	5,260	16,531	17,051
Restructuring expenses	538	836	1,525	2,116
Depreciation and amortization expense	1,218	1,039	3,346	3,107
Total operating expenses	39,011	45,732	119,209	134,467
Operating income	509	1,898	503	3,646
Other expenses, net
Interest expense, net	84	57	198	107
Pension Plan termination charges	-	-	-	37,505
Other expenses, net	106	831	1,006	2,104
Total other expenses, net	190	888	1,204	39,716
Income (loss) before income taxes	319	1,010	(701)	(36,070)
Income tax expense (benefit)	2,605	868	2,312	(8,207)
Net (loss) income	(2,286)	142	(3,013)	(27,863)

(Loss) income per common share
Basic	$(0.31)	$0.02	$(0.41)	$(3.83)
Diluted	$(0.31)	$0.02	$(0.41)	$(3.83)

Weighted average shares used to compute (loss) income per share
Basic	7,415	7,324	7,386	7,273
Diluted	7,415	7,398	7,386	7,273

Comprehensive loss, net of tax:
Net (loss) income	$(2,286)	$142	$(3,013)	$(27,863)

Adjustment to pension liability, net	73	102	282	29,626
Foreign currency translation adjustment	(281)	(8)	(172)	(1,945)
Total other comprehensive (loss) income, net of tax	(208)	94	110	27,681

Comprehensive (loss) income	$(2,494)	$236	$(2,903)	$(182)

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except shares and per share amounts	September 30, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$6,510	$9,934
Accounts receivable, net	30,206	31,648
Contract assets and unbilled accounts receivable	7,286	8,215
Prepaid expenses	2,023	1,511
Prepaid income taxes and income tax receivable	938	938
Other current assets	1,735	1,368
Total current assets	48,698	53,614

Net property, plant and equipment	7,902	8,956
Right-of-use assets	19,728	22,460
Other assets	16,379	16,752
Total assets	$92,707	$101,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$18,103	$21,832
Accrued payroll and related expenses	3,827	3,210
Deferred revenue and customer advances	2,458	1,589
Customer postage and program deposits	773	1,625
Other current liabilities	4,313	3,145
Current portion of lease liabilities	3,520	3,736
Total current liabilities	32,994	35,137

Pension liabilities - Qualified plans	3,942	5,445
Pension liabilities - Nonqualified plan	16,463	17,103
Long-term lease liabilities, net of current portion	18,240	20,860
Other long-term liabilities	1,188	1,548
Total liabilities	72,827	80,093

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	109,621	124,194
Retained earnings	811,610	814,623
Less treasury stock	(900,085)	(915,752)
Accumulated other comprehensive loss	(13,487)	(13,597)
Total stockholders’ equity	19,880	21,689

Total liabilities and stockholders’ equity	$92,707	$101,782

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
In thousands, except per share data	2025	2024	2025	2024
Net (loss) income	$(2,286)	$142	$(3,013)	$(27,863)
Income tax expense (benefit)	2,605	868	2,312	(8,207)
Other expenses, net	190	888	1,204	39,716
Depreciation and amortization expense	1,218	1,039	3,346	3,107
EBITDA	$1,727	$2,937	$3,849	$6,753

Stock-based compensation	150	368	321	1,654
Severance	—	—	—	8
Restructuring expense	538	836	1,525	2,116
Adjusted EBITDA	$2,415	$4,141	$5,695	$10,531

Operating income	$509	$1,898	$503	$3,646
Stock-based compensation	150	368	321	1,654
Severance	—	—	—	8
Restructuring expense	538	836	1,525	2,116
Adjusted operating income	$1,197	$3,102	$2,349	$7,424
Adjusted operating margin (a)	3.0%	6.5%	2.0%	5.4%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Three months ended September 30, 2025	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring Expense	Unallocated Corporate	Total
Revenue	$8,826	$11,553	$19,141	$—	$—	$39,520
Segment labor expense	4,524	7,722	5,360	—	2,776	20,382
Other segment operating expense	1,912	1,988	10,682	—	2,291	16,873
Restructuring expense	—	—	—	538	—	538
Contribution margin (loss)	$2,390	$1,843	$3,099	$(538)	$(5,067)	$1,727
Overhead allocation	633	747	754	—	(2,134)	—
EBITDA	$1,757	$1,096	$2,345	$(538)	$(2,933)	$1,727
Depreciation and amortization	222	59	655	—	282	1,218
Operating income (loss)	$1,535	$1,037	$1,690	$(538)	$(3,215)	$509

Three months ended September 30, 2024	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring Expense	Unallocated Corporate	Total
Revenue	$13,255	$13,068	$21,307	$—	$—	$47,630
Segment labor expense	6,730	8,390	5,647	—	3,409	24,176
Other segment operating expense	2,746	1,605	13,545	—	1,785	19,681
Restructuring expense	—	—	—	836	—	836
Contribution margin (loss)	$3,779	$3,073	$2,115	$(836)	$(5,194)	$2,937
Overhead allocation	981	567	775	—	(2,323)	—
EBITDA	$2,798	$2,506	$1,340	$(836)	$(2,871)	$2,937
Depreciation and amortization	365	44	266	—	364	1,039
Operating income (loss)	$2,433	$2,462	$1,074	$(836)	$(3,235)	$1,898